Exhibit 21.1
Subsidiaries of the Registrant

Place of Incorporation/
Subsidiary	Organization
Access Insurance Services, Co. d/b/a in California as Access Northwest Insurance Services d/b/a in Nevada as Access Insurance Co., Inc.	Oregon
AMBCO Capital Corporation	Illinois
America First Insurance Company	New Hampshire
American Economy Insurance Company	Indiana
American Fire and Casualty Company	Ohio
American States Insurance Company	Indiana
American States Insurance Company of Texas	Texas
American States Preferred Insurance Company	Indiana
Avomark Insurance Agency, LLC	Ohio
Barrier Ridge LLC	Delaware
Capitol Court Corporation	Wisconsin
Colorado Casualty Insurance Company	New Hampshire
Commercial Aviation Insurance, Inc.	Pennsylvania
Consolidated Insurance Company	Indiana
Diversified Settlements, Inc.	New Hampshire
Emerald City Insurance Agency, Inc.	Washington
Excelsior Insurance Company	New Hampshire
F. B. Beattie & Company, Inc.	Washington
First National Insurance Company of America	Washington
First State Agency, Inc.	Kentucky
Florida State Agency, Inc.	Florida
General America Corporation	Washington
General America Corporation of Texas	Texas
General Insurance Company of America	Washington
Golden Eagle Insurance Corporation	New Hampshire
Gulf States AIF, Inc.	Texas
Hawkeye-Security Insurance Company	Wisconsin
Indiana Insurance Company	Indiana
Liberty Contractors Retro Group d/b/a in Oregon as Liberty Premier Contractors Group	Oregon
Liberty Employer Services LLC	Oregon
Liberty International Underwriting Services Limited	England
Liberty Management Services, Inc.	Oregon
Liberty Northwest Insurance Corporation	Oregon
Liberty Parkwood Crossing LLC	Indiana
Liberty-USA Corporation	Delaware
LIH-RE of America Corporation	Delaware
Mid-American Agency, Inc.	Indiana
Mid-American Fire & Casualty Company	Ohio
North Pacific Insurance Company	Oregon

Place of Incorporation/
Subsidiary	Organization
Ocasco Budget, Inc.	Ohio
OCI Printing, Inc.	Ohio
Ohio Casualty Corporation	Ohio
Ohio Security Insurance Company	Ohio
Open Seas Solutions, Inc.	Washington
Oregon Automobile Insurance Company	Oregon
Peerless Indemnity Insurance Company	Illinois
Peerless Insurance Company	New Hampshire
Pilot Insurance Services, Inc.	California
Rianoc Research Corporation	Washington
SAFECARE Company, Inc.	Washington
Safeco Corporation	Washington
Safeco General Agency, Inc.	Texas
Safeco Insurance Company of America	Washington
Safeco Insurance Company of Illinois	Illinois
Safeco Insurance Company of Indiana	Indiana
Safeco Insurance Company of Oregon	Oregon
Safeco National Insurance Company	New Hampshire
Safeco Offshore Sourcing Private Limited	India
Safeco Properties, Inc.	Washington
Safeco Surplus Lines Insurance Company	Washington
S.C. Bellevue, Inc.	Washington
SCIT, Inc.	Massachusetts
State Agency, Inc. (Indiana)	Indiana
State Agency, Inc. (Wisconsin)	Wisconsin
The Capitol Agency, Inc. (Arizona Corporation)	Arizona
The Capitol Agency, Inc. (Ohio Corporation)	Ohio
The Capitol Agency, Inc. (Tennessee Corporation)	Tennessee
The Midwestern Indemnity Company	Ohio
The National Corporation	Indiana
The Netherlands Insurance Company	New Hampshire
The Ohio Casualty Insurance Company	Ohio
The Ohio Life Brokerage Services, Inc.	Kentucky
West American Insurance Company	Indiana
Winmar Company, Inc.	Washington
Winmar of the Desert, Inc.	California
Winmar Oregon, Inc.	Oregon
Winmar-Metro, Inc.	Washington